Exhibit 23.1

                            Consent of Delap LLP

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                      Consent of Independent Registered
                           Public Accounting Firm


We consent to the incorporation by reference in Registration Statements No. 333-32386 and No. 333-116163 on Form S-8 of Timberland Bancorp, Inc. of our report dated December 12, 2011, with respect to the consolidated financial statements of Timberland Bancorp, Inc. and Subsidiary (collectively, "Timberland") included in Timberland's Annual Report (Form 10-K) for the year ended September 30, 2011.

/s/ Delap LLP

Lake Oswego, Oregon
December 12, 2011

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